Exhibit 99.1

                           Certification Pursuant to
                            18 U.S.C. Section 1350,
                            as Adopted Pursuant to
                 Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q of Rare Medium Group, Inc. (the "Company") for the quarterly period ended June 30, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Glenn S. Meyers as Chief Executive Officer of the Company, Michael A. Hultberg as Principal Accounting Officer, and Craig C. Chesser as Principal Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

         (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ GLENN S. MEYERS
------------------------------
Name:   Glenn S. Meyers
Title:  Chief Executive Officer
Date:   August 14, 2002


/s/ MICHAEL A. HULTBERG
------------------------------
Name:   Michael A. Hultberg
Title:  Principal Accounting Officer
Date:   August 14, 2002


/s/ CRAIG C. CHESSER
------------------------------
Name:   Craig C. Chesser
Title:  Principal Financial Officer
Date:   August 14, 2002

This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of ss.18 of the Securities Exchange Act of 1934, as amended.